                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of

                     the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 5, 1997


                            BOSTON CHICKEN, INC.
----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                         0-22802                          36-3904053
----------------------------------------------------------------------------
(State or other               (Commission                      (IRS Employer
jurisdiction of                 File No.)                  Identification No.)
incorporation)


      14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401
----------------------------------------------------------------------------
                  (Address of principal executive offices)


                               (303) 278-9500
----------------------------------------------------------------------------
            (Registrant's telephone number, including area code)


                               Not applicable
----------------------------------------------------------------------------
        (Former name or former address, if changes since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 5, 1997, Einstein/Noah Bagel Corp. ("ENBC"), a 52% owned subsidiary of Boston Chicken, Inc. (the "Company"), acquired an approximately 77% interest in Einstein/Noah Bagel Partners, L.P. ("Bagel Partners"), formerly Noah's Pacific, L.L.C. ("Noah's"), the surviving entity of the merger consummated on such date (the "Area Developer Merger") of ENBC's five area developers; Colonial Bagels, L.P. ("Colonial"), Great Lakes Bagels, L.P., Gulfstream Bagels, L.P., Sunbelt Bagels, L.L.C. ("Sunbelt") and Noah's (collectively, the "Area Developers"). Einstein/Noah Bagel Partners, Inc., a California corporation and 100% owned subsidiary of ENBC, is the sole general partner of Bagel Partners. The remaining equity interest in Bagel Partners is owned by area developer management and Bagel Store Development Funding, L.L.C. ("Bagel Funding").

     ENBC acquired its interest in Bagel Partners pursuant to the exercise of conversion and option rights under senior secured loan agreements between ENBC and each Area Developer, pursuant to which ENBC had committed to lend an aggregate of $359.6 million to the Area Developers (collectively, the "Secured Loan Agreements"). The Secured Loan Agreements permitted ENBC to (a) convert the senior secured loans made by ENBC to each of the Area Developers into units ("Area Developer Units") in such Area Developers (the "Conversion Rights") and
(b) purchase additional Area Developer Units pursuant to an option (the "Option Rights") to purchase such units for an amount representing the aggregate amount of ENBC's unfunded secured loan commitment. The exercise of the Conversion Rights and the Option Rights is referred to herein as the "Secured Loan Conversions." Immediately prior to the Secured Loan Conversions, each Area Developer had agreed to amend its Secured Loan Agreement to waive the applicable conversion moratorium period and allow the immediate exercise by ENBC of its Conversion Rights and Option Rights. Pursuant to the Secured Loan Conversions, ENBC converted an aggregate of approximately $335.3 million of secured loans into Area Developer Units pursuant to the Conversion Rights and purchased additional Area Developer Units pursuant to the exercise of the Option Rights for approximately $24.3 million. ENBC used funds from its working capital to exercise the Option Rights.

     In connection with the waiver of the moratorium periods and the Secured Loan Conversions, each Area Developer amended its limited partnership or limited liability company agreement, as applicable, to modify the rights of Bagel Funding pursuant to such agreements to require each Area Developer to redeem the Area Developer Units owned by Bagel Funding in such Area Developer in certain cases (collectively, the "Put Rights"). Prior to the amendments, Bagel Funding was entitled to exercise the Put Rights in the event that (i) ENBC acquired a majority equity interest in an Area Developer upon exercise of the Conversion Rights or Option Rights, (ii) Bagel Funding requested the incorporation of the Area Developer and the public offering of the equity of the Area Developer after the Conversion Rights and Option Rights expired unexercised and ENBC did not consent to such request, or (iii) Bagel Funding requested the termination of the Area Developer's area development and franchise agreements with ENBC after the Conversion Rights and Option Rights expired unexercised and ENBC did not consent to such request. Upon exercise, the Put Rights could be satisfied with cash, shares of common stock of ENBC, par value $.01 per share ("ENBC Common Stock"), shares of common stock of the Company, par value $.01 per share ("BCI Common Stock"), or any combination thereof.

     The Bagel Partners Partnership Agreement amended Bagel Funding's Put Rights as follows: (i) the Put Rights do not become exercisable until December 5, 1999 and may be exercised thereafter if at any time during the eighteen-month period commencing on December 5, 1999 ENBC does not consent to a public offering of Bagel Partners equity or the termination of certain rights and obligations under franchise or license agreements with ENBC upon request by Bagel Funding; (ii) the Put Rights are exercisable prior to December 5, 1999 if there is a Change in Control (as defined in the Bagel Partners Partnership Agreement) of ENBC and ENBC does not consent to a public offering of Bagel Partners equity or the termination of certain rights and obligations under franchise or license agreements with ENBC upon request by Bagel Funding, (iii) the method of determining the valuation of Bagel Partners for purposes of calculating the put price is a multiple of the annualized average cash flow for the two fiscal quarters prior to the quarter in which the Put Rights are exercised rather than a multiple of the annualized average cash flow for the highest of the three prior fiscal quarters, (iv) the Bagel Funding unitholders will receive resale registration rights upon exercise of the Put Rights in the event that ENBC or Bagel Partners chooses to pay the purchase price of the Bagel Partners units with shares of ENBC Common Stock, (v) the right of Bagel Partners or ENBC to pay the purchase price of Bagel Partners units with shares of BCI Common Stock is eliminated, and (vi) upon an exercise of the Put Rights, Bagel Partners or ENBC may purchase Bagel Funding's Bagel Partners interest.

     Messrs. Scott A. Beck, Chairman of the Board of Directors of ENBC and Co-Chairman of the Board and President of the Company, Jeffrey L. Butler, President of ENBC, W. Eric Carlborg, Chief Financial Officer of ENBC, Messrs. John H. Muehlstein, Jr. and Lloyd D. Ruth, directors of ENBC, David G. Stanchak, Chief Development Officer and a director of ENBC, and Lawrence Beck, Scott Beck's father, each own a direct equity interest in Bagel Funding. In the aggregate, such interests represent approximately 10.4% of the outstanding equity interest in Bagel Funding. In addition, Peer Pedersen, a director of the Company, and Dennis Mullen, Chief Financial Officer--Boston Market Concept, each own a direct equity interest in Bagel Funding and Dean L. Buntrock, a director of the Company, owns an indirect equity interest in Bagel Funding. In the aggregate, such interests represent approximately 7.7% of the outstanding equity interest in Bagel Funding. Lawrence Beck was a minority investor in Sunbelt and Colonial, and Robert Schlacter, Senior Vice President-Operations Support of ENBC, was a minority investor in Colonial. Following the Secured Loan Conversion and the Area Developer Merger, Bagel Funding owns an approximately 21% interest in Bagel Partners and Messrs. Lawrence Beck and Schlacter own in the aggregate less than a 1% interest in Bagel Partners.

     ENBC had previously entered into development and franchise agreements with each of the Area Developers, pursuant to which the Area Developers developed and operated Einstein Bros.(R) Bagels and Noah's New York Bagels(R) stores. Pursuant to such agreements and the Secured Loan Agreements, the Area Developers paid an aggregate of approximately $33.0 million in 1996 to ENBC in development, franchise, royalty, real estate, software maintenance and miscellaneous fees, interest and deposits. Upon consummation of the Area Developer Merger, the development agreements with each merging Area Developer were terminated and Bagel Partners assumed the obligations under the existing franchise agreements of each of the merging Area Developers.

     ENBC has entered into an amended and restated development agreement (the "Development Agreement") with Bagel Partners, pursuant to which Bagel
Partners will develop approximately 175 stores in 1998 and each year thereafter during the term of the Development Agreement. In addition, the Development Agreement provides that ENBC and Bagel Partners will enter into a license agreement covering each store opened, which agreements will have substantially the same terms as are currently provided in ENBC's form of franchise agreement.

     ENBC has also entered into a loan agreement (the "Loan Agreement") with Bagel Partners, pursuant to which ENBC has provided Bagel Partners a secured loan of up to a maximum of $70 million. Such loan will initially bear interest at the rate of interest announced by Bank of America National Trust and Savings Association from time to time as its reference rate plus 2.5%, payable currently, with a final maturity on December 5, 2005.

     ENBC has offered employment to all of the employees of Bagel Partners. Pursuant to a services agreement with Bagel Partners (the "Services Agreement"), ENBC will provide to Bagel Partners the services currently provided by such employees and any other employees that may be hired by ENBC for such purpose. Bagel Partners will reimburse ENBC for the cost of such employees (other than any grants of options to purchase ENBC Common Stock). In addition, ENBC intends to offer to all holders of options to purchase Bagel Partners units, of which approximately 39,000,000 are outstanding, the opportunity to receive options to purchase shares of ENBC Common Stock at a ratio of one share of ENBC Common Stock for every 15 Bagel Partners units subject to unit options. The ENBC Common Stock options are expected to be granted under ENBC's 1997 Stock Option Plan and will be contingent upon the consent of each unit optionholder to the cancellation of such unit options. If all outstanding options to purchase Bagel Partners units are exchanged for options to purchase ENBC Common Stock, options to purchase an aggregate of approximately 2.7 million shares of ENBC Common Stock will be granted and will vest in accordance with the vesting schedules of the corresponding canceled unit options.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  Financial Statements of Business Acquired.

        None required.

        (b)  Pro Forma Financial Information.

        None required.

        (c)  Exhibits.

        See Exhibit Index appearing elsewhere herein, which is incorporated herein by such reference.

FORWARD LOOKING STATEMENTS

        CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT"). SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, ENBC, BAGEL PARTNERS, EINSTEIN BROS. BAGELS STORES AND NOAH'S NEW YORK BAGELS STORES TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: COMPETITION; SUCCESS OF OPERATING INITIATIVES; DEVELOPMENT AND OPERATING COSTS; ACHIEVEMENT OF DEVELOPMENT SCHEDULES; ADVERTISING AND PROMOTIONAL EFFORTS; BRAND AWARENESS; ADVERSE PUBLICITY; ACCEPTANCE OF NEW PRODUCT OFFERINGS; ENBC'S RELATIONSHIP WITH THE COMPANY; AVAILABILITY, LOCATIONS AND TERMS OF SITES FOR STORE DEVELOPMENT; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; AVAILABILITY AND TERMS OF CAPITAL; FOOD, LABOR AND EMPLOYEE BENEFIT COSTS; CHANGES IN GOVERNMENT REGULATION; REGIONAL WEATHER CONDITIONS; AND OTHER FACTORS REFERENCED IN THE COMPANY'S AND ENBC'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY CANNOT PREDICT WHICH FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD-LOOKING STATEMENTS. READERS ARE URGED TO CONSIDER STATEMENTS THAT INCLUDE THE TERMS "EXPECTS," "ANTICIPATES," "INTENDS" OR THE LIKE TO BE UNCERTAIN AND FORWARD-LOOKING.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 19, 1997

                                     BOSTON CHICKEN, INC.



                                     By:/s/ Joel M. Alam
                                        ----------------------
                                        Joel M. Alam
                                        Senior Vice President

                              BOSTON CHICKEN, INC.

                                 EXHIBIT INDEX


EXHIBIT NUMBER          DESCRIPTION*


  2.1 Form of Secured Loan Agreement by and between ENBC and each of Colonial Bagels, L.P., Great Lakes Bagels, L.P., Gulfstream Bagels, L.P., Sunbelt Bagels, L.L.C. and Noah's Pacific, L.L.C.

  10.1 Area Developer Merger Agreement and Plan of Merger dated as of December 5, 1997 among Colonial Bagels, L.P., Great Lakes Bagels, L.P., Gulfstream Bagels, L.P., Sunbelt Bagels, L.L.C. and Einstein/Noah Bagel Partners, L.P. (formerly Noah's Pacific, L.L.C.) (incorporated by reference to Exhibit 10.1 to ENBC's Current Report on Form 8-K dated November 21, 1997).

  10.2 Partnership Agreement of Einstein/Noah Bagel Partners, L.P. (incorporated by reference to Exhibit 10.2 to ENBC's Current Report on Form 8-K dated November 21, 1997).

  10.3 Loan Agreement dated as of December 5, 1997 by and between ENBC and Einstein/Noah Bagel Partners, L.P. (incorporated by reference to Exhibit 10.3 to ENBC's Current Report on Form 8-K dated November 21, 1997).

  10.4     Amended and Restated Development Agreement dated as of
           December 5, 1997 by and between ENBC and Einstein/Noah Bagel Partners, L.P. (incorporated by reference to Exhibit 10.4 to ENBC's Current Report on Form 8-K dated November 21, 1997).

  10.5 Services Agreement dated as of December 15, 1997 by and between Einstein/Noah Bagel Partners, L.P. and ENBC.


____________
* In the case of incorporation by reference to documents filed by ENBC under the Securities Exchange Act of 1934, as amended, ENBC's file number under that Act is 0-21097.